EX-99.906CERT
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                                 CERTIFICATIONS
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Richard S. McCormick,  Chief Executive  Officer,  and John W. Meisenbach,  Chief
Financial Officer, of The Elite Group of Mutual Funds (the "Registrant"), each certify to the best of his knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended March 31, 2005 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.




CHIEF EXECUTIVE OFFICER                        CHIEF FINANCIAL OFFICER

The Elite Group of Mutual Funds                The Elite Group of Mutual Funds

/s/ Richard S. McCormick                        /s/ John W. Meisenbach
--------------------------------               --------------------------------
Richard S. McCormick, President                John W. Meisenbach, Treasurer

Date:  May 11, 2005                            May 11, 2005




A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO THE ELITE GROUP OF MUTUAL FUNDS AND WILL BE RETAINED BY THE ELITE GROUP OF MUTUAL FUNDS AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

THIS CERTIFICATION IS BEING FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION SOLELY PURSUANT TO 18 U.S.C. 1350 AND IS NOT BEING FILED AS PART OF THE FORM N-CSR FILED WITH THE COMMISSION.